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                                                                     EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this registration statement of Union Pacific Corporation on Form S-3 of our report dated January 24, 2002, appearing in the Annual Report on Form 10-K of Union Pacific Corporation for the year ended December 31, 2001 and to the reference to us under the heading "Experts" in the prospectus, which is part of this registration statement.

/S/  DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Omaha, Nebraska
May 20, 2002